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                                                                    EXHIBIT 10.3

                                                                  CONFORMED COPY



                               SERVICES AGREEMENT

                 SERVICES AGREEMENT (this "Agreement"), dated as of July 30, 1997, between GALILEO INTERNATIONAL, L.L.C., a Delaware limited liability company ("Galileo"), and SWISSAIR SWISS AIR TRANSPORT LTD. (the "Service Provider").

                 WHEREAS, the Service Provider has a significant number of sales personnel and sales offices in the Traviswiss Territory (as hereinafter defined), and is very knowledgeable about the airline distribution business;

                 WHEREAS, as a result of the Service Provider's significant number of sales personnel and sales offices in the Traviswiss Territory and its knowledge concerning the airline distribution business, Galileo desires to enlist the Service Provider's assistance with certain marketing and other services designed to assist Galileo in growing the business operations of Traviswiss AG ("Traviswiss");

                 WHEREAS, the Service Provider desires to provide such marketing and other services designed to assist Galileo in growing the business operations of Traviswiss;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                 "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                 "Cost of Carry Factor" means the number resulting from the following formula: (1 + Cost of Carry Rate)n, where n is the number of years between the date hereof and the date of any applicable payment made hereunder (adjusted pro rata for any fraction of a year).

                 "Cost of Carry Rate" means 8.625%.
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                 "Segments" means net air segments, as determined by Galileo's billing system in accordance with current practices, in respect of transactions made in the Galileo System within the Traviswiss Territory by (i) Neutral Travel Providers (and their customers) and Other Customers that have entered into subscriber agreements with Traviswiss for Reservations Services (or, following the date hereof, by Neutral Travel Providers and Other Customers within the Traviswiss Territory that have entered into subscriber agreements with Galileo for Reservations Services) from which Booking Fee Revenue is generated which is split between Galileo and Traviswiss, with respect to NTP Revenue, in accordance with the DSSA between Galileo and Traviswiss, or which is split between Galileo and Traviswiss, with respect to Other Customer Revenue, in accordance with the first clause of Section 8.8(a) of the Galileo International Partnership Agreement (or, following the date hereof, would have been split between Galileo and Traviswiss, with respect to NTP Revenue, in accordance with the DSSA between Galileo and Traviswiss or which would have been split between Galileo and Traviswiss, with respect to Other Customer Revenue, in accordance with the first Clause of Section 8.8(a) of the Galileo International Partnership Agreement, had that agreement and that provision, respectively, continued to have been in effect) and (ii) Other Customers (corporate only) of the Service Provider utilizing a Customized Product from which Booking Fee Revenue is generated which is split in accordance with the first clause of Section 8.8(c) of the Galileo International Partnership Agreement (or, following the date hereof, which would have been split in accordance with the first Section 8.8(c) of the Galileo International Partnership Agreement, had that provision continued to have been in effect). The calculation of net air segments to be credited to Traviswiss hereunder excludes net air segments in respect of transactions made in the Galileo System by Other Customers of the Service Provider utilizing Partner Developed Products. All capitalized terms used in this definition of the term "Segments" shall be as defined in the Galileo International Partnership Agreement or the Distributor Sales and Service Agreement between Galileo and Traviswiss as in effect immediately prior to the date hereof.

                 "Transaction Category" means any transaction category, as determined in accordance with Galileo's customary practices, including, without limitation, the following transaction categories (together with any transaction categories that replace the following transaction categories or are substantially similar thereto): an active confirmed segment input, a passive segment input, an other segment input, an active confirmed segment cancel, a passive segment cancel, an other segment cancel, an interactive display transaction, an interactive sell transaction, an inside availability transaction, a positive acknowledgement transaction, and a marriage logic transaction.

                 "Transaction Category Weighted Average Price" means, with respect to any applicable Transaction Category during the course of any applicable year, the weighted average of the published prices for such Transaction Category during the course of such year, as determined by (i) multiplying each published list price recorded for such Transaction Category during the course of such year by a fraction, the numerator of which is the number
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of days for which such published price was in effect for such Transaction
Category during the course of such year, and the denominator of which is 365, and (ii) taking the sum of the resulting numbers.

                 "Traviswiss Territory" means Switzerland and Liechtenstein.


                                   ARTICLE II

                             PROVISION OF SERVICES

                 SECTION 2.01. Provision of Services. Subject to the requirements of applicable law, the Service Provider hereby agrees to use its expertise with respect to the airline distribution business and its significant number of sales personnel and sales offices in the Traviswiss Territory to increase Galileo's competitiveness in the marketplace and generate additional segments and revenue for Galileo through, but not limited to, the provision, subject to the reasonable written request of Galileo, of the following services to Galileo:

                 (a) Representatives from the marketing divisions of each of Galileo and the Service Provider shall meet to discuss, co-ordinate and implement future marketing strategies related to, but not limited to, the direction of distribution in the marketplace and the emergence of alternative distribution channels and technologies (i.e., the Internet and other direct access products).

                 (b) Representatives of the Service Provider shall assist Galileo by conducting or participating in meetings and discussions with vendors, including car, hotel, leisure or marketing or code share air carriers, that participate or may participate in the Galileo system to strengthen and bolster such relationships.

                 (c) The Service Provider's sales staff shall conduct sales calls (including joint sales calls with the appropriate Galileo account executives) to users of the Galileo system throughout the Traviswiss Territory, as mutually agreed between the parties.

                 (d) Upon reasonable notice, the Service Provider's marketing personnel shall participate in Galileo's vendor workshops to be held at various times throughout the year.

                 (e) Certain of the Service Provider's key staff, including sales staff, shall within the first six (6) months hereof, and annually thereafter, attend a local one-day overview session regarding the Galileo system.
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                 (f)      The Service Provider and Galileo shall co-operate in
exchanging noteworthy information for inclusion in newsletters produced for and distributed to travel agencies.

                 (g) Representatives of the Service Provider shall participate in Galileo's future global automation conferences to enhance Galileo's global market presence.

                 (h) Representatives of the Service Provider shall meet with Galileo as they mutually agree to (i) review the progress of the Service Provider's performance under this Agreement, (ii) adopt a schedule of meetings and (iii) consult regarding the appropriate staffing of Service Provider personnel to perform the Service Provider's obligations under this Agreement.


                                  ARTICLE III

                        CONTINGENT PAYMENT FOR SERVICES

                 SECTION 3.01. Contingent Payment for Services. (a) The payment, if any, that Galileo shall make to the Service Provider in consideration for the services described in Section 2.01 shall be based upon an improvement in Galileo's air booking fee revenue, as measured over a five year period commencing as of the date hereof, and as calculated below. The revenue improvement shall be measured utilizing two factors, weighted average annual air segment growth rate ("Weighted Air Segment Growth Rate") and weighted average annual price increase rate ("Weighted Air Price Increase Rate").

                 (b) The Service Provider and Galileo will share in the economic benefit to Galileo of revenue increases which are (i) above the minimum weighted average annual air segment growth rate ("Minimum Weighted Air Segment Growth Rate") and at or below the targeted weighted average annual air segment growth rate ("Targeted Weighted Air Segment Growth Rate") and revenue increases which are (ii) above the minimum weighted average annual price increase rate ("Minimum Weighted Air Price Increase Rate") and at or below the targeted weighted average annual price increase rate ("Targeted Weighted Air Price Increase Rate"). The Minimum Weighted Air Segment Growth Rate and the Targeted Weighted Air Segment Growth Rate are 4.1% and 6.1%, respectively. The Minimum Weighted Air Price Increase Rate and the Targeted Weighted Air Price Increase Rate are 2.0% and 4.0%, respectively.

                 (c) The Service Provider shall receive payments, calculated and paid in accordance with Sections 3.02 through 3.06 below, which reflect the approximate economic value of the achievement of the first fifty percent of the range between (i) the Minimum Weighted Air Segment Growth Rate and the Targeted Weighted Air Segment Growth Rate
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and (ii) the Minimum Weighted Air Price Increase Rate and the Targeted Weighted
Air Price Increase Rate, respectively. Galileo shall retain the approximate economic value of the achievement of the second fifty percent of such ranges as well as any economic value from the achievement of a Weighted Air Segment
Growth Rate or a Weighted Air Price Increase Rate which is in excess of such ranges.

                 SECTION 3.02. Calculation of Segment Growth Payment. (a) The "Segment Growth Payment" shall be calculated in accordance with the provisions of this Section 3.02:

         (i) Within 60 days of the fifth anniversary hereof (or, in the event Section 3.04(c) is applicable, within 60 days of the date that is six months after the fifth anniversary hereof), Galileo shall calculate in accordance with its customary practices (A) the total number of Segments recorded in the Traviswiss Territory for the period of twelve months ending on the date hereof (the "Pre-Closing Year") and for the period of twelve months ending on each of the first, second, third, fourth and fifth anniversaries of the date hereof (the "Post-Closing Years"), and (B) the percentage increase or decrease in the total number of such Segments for each of the Post-Closing Years in comparison to the immediately preceding Pre-Closing Year or Post-Closing Year, as applicable.

         (ii) Following the calculations described in clause (i) above, Galileo shall then weight such percentage increases or decreases by multiplying such percentage increases or decreases by the corresponding Weighting Factors set forth on
                 Exhibit 1 hereto. The sum of the resulting percentages shall constitute the Weighted Air Segment Growth Rate.

         (b) If the Weighted Air Segment Growth Rate is less than or equal to 4.1%, no Segment Growth Payment shall be made.

         (c) If the Weighted Air Segment Growth Rate is greater than or equal to 5.1%, the Segment Growth Payment shall be $1,300,000.

         (d) If the Weighted Air Segment Growth Rate is greater than 4.1% but less than 5.1%, the Segment Growth Payment shall be an amount equal to
    (i) $1,300,000 multiplied by (ii) a fraction, the numerator of which shall be (A) the Weighted Air Segment Growth Rate minus (B) 4.1%, and the denominator of which shall be 0.01.
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                 SECTION 3.03.  Calculation of Air Booking Price Increases.
(a) Within 60 days of the fifth anniversary hereof (or, in the event Section 3.04(c) is applicable, within 60 days of the date that is six months after the fifth anniversary hereof), Galileo shall calculate the "Price Increase Payment" in accordance with the provisions of this Section 3.03:

                 (i) Galileo shall calculate the total number of transactions, by Transaction Category, associated with the total number of Segments recorded in the Traviswiss Territory for the Pre-Closing Year.

                 (ii) Galileo shall then calculate the aggregate revenue in the Traviswiss Territory for the Pre-Closing Year by multiplying the Transaction Category Weighted Average Price for each Transaction Category for the Pre-Closing Year by the total number of transactions, by Transaction Category, recorded in the Traviswiss Territory in the Pre-Closing Year.

                 (iii) Galileo shall then determine what the total revenue in the Traviswiss Territory would have been in each of the Post-Closing Years on a comparative basis to the Pre-Closing Year by multiplying the Transaction Category Weighted Average Price for each Transaction Category for such Post-Closing Year by the total number of transactions, by Transaction Category, recorded in the Traviswiss Territory in the Pre-Closing Year.

                 (iv) Galileo shall then calculate the percentage increase or decrease in the aggregate revenue in the Traviswiss Territory in each of the Post-Closing Years by taking the results of the calculations described in clause (iii) above for each of the Post-Closing Years and dividing them by the results of the calculations described in clauses (ii) and
                          (iii) above, as applicable, with respect to the immediately preceding years, and then subtracting one from the resulting numbers to derive a percentage increase or decrease.

                 (v) Galileo shall weight the percentage price increases or decreases calculated in accordance with clause
                          (iv) by multiplying such percentage increases or decreases by the corresponding Weighting Factors set forth on Exhibit 1 hereto. The sum of
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                          the resulting percentages shall constitute the
                          Weighted Air Price Increase Rate.

                 (b) If the Weighted Air Price Increase Rate is less than or equal to 2.0%, there shall be no Price Increase Payment.

                 (c) If the Weighted Air Price Increase Rate is greater than or equal to 3.0%, the Price Increase Payment shall be $5,500,000;

                 (d) If the Weighted Air Price Increase Rate is greater than 2.0% but less than 3.0%, the Price Increase Payment shall be an amount equal to (i) $5,500,000 multiplied by (ii) a fraction, the numerator of which shall be (A) the Weighted Air Price Increase Rate minus (B) 2.0%, and the denominator of which shall be 0.01.

                 SECTION 3.04. Grace Period for Certain Price Increases. (a) The provisions of this Section 3.04 shall apply if the published price for any Transaction Category in the Traviswiss Territory does not increase during the course of the first six months of the fifth Post-Closing Year.

                 (b) With regard to any Transaction Category whose published price in the Traviswiss Territory does not increase during the course of the first six months of the fifth Post-Closing Year, but whose published price does increase on or after the first day of the seventh month of the fifth Post-Closing Year but prior to the first day of the first month of the sixth Post-Closing Year, then for purposes of Section 3.03(a)(iii) and the definition of the term Transaction Category Weighted Average Price, such price increase shall be deemed to have occurred with regard to such Transaction Category on the first day of the seventh month of the fifth Post-Closing Year.

                 (c) If the published price for any Transaction Category does not increase in the Traviswiss Territory during the course of the fifth Post-Closing Year, then the calculations set forth in Sections 3.02, 3.03, 3.05 and 3.06 shall not be completed until 60 days (or, in the case of Section 3.06, 65 days) after the date that is six months after the fifth anniversary hereof. If there is such a price increase as to such Transaction Category in the Traviswiss Territory during the six month period following the fifth anniversary hereof, then for purposes of Section 3.03(a)(iii) and the definition of the term Transaction Category Weighted Average Price, such price increase shall be deemed to have occurred with regard to such Transaction Category on the date that is six months prior to the date on which such price increase actually occurred.
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                 (d)      All other calculations set forth in this Agreement
with regard to Transaction Categories whose published prices in the Traviswiss Territory do increase during the first six months of the fifth Post-Closing Year shall be unaffected by the provisions of this Section 3.04.

                 SECTION 3.05. Calculation of Adjusted Services Payment. The sum of (i) the Segment Growth Payment calculated in accordance with Section
3.02 and (ii) the Price Increase Payment calculated in accordance with Sections
3.03 and 3.04 shall constitute the "Total Services Payment". The Total Services Payment shall be multiplied by the Cost of Carry Factor, and the product of such calculation shall constitute the "Adjusted Services Payment".

                 SECTION 3.06. Interim Statements; Adjusted Services Payment Statement; Disputes; Payment of Adjusted Services Payment. (a) Within 60 days of each of the first four anniversaries hereof, Galileo shall calculate, and shall deliver to the Service Provider (for informational purposes only), a written statement (each such statement, an "Interim Statement") setting forth Galileo's preliminary calculation of the Weighted Air Segment Growth Rate for the preceding year and the Weighted Air Price Increase Rate as of the end of the preceding year. In no event shall the Service Provider be entitled to dispute any of the calculations set forth on an Interim Statement.

                 (b) Within 65 days of the fifth anniversary hereof (or, in the event Section 3.04(c) is applicable, within 65 days of the date that is six months after the fifth anniversary hereof), Galileo shall deliver to the Service Provider a written statement (the "Adjusted Services Payment Statement") setting forth Galileo's calculation of the Adjusted Services Payment.

                 (c)      Disputes.  (i)  Subject to clause (ii) of this
Section 3.06(c), the Adjusted Services Payment Statement delivered by Galileo to the Service Provider shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

                 (ii) The Service Provider may dispute any amounts reflected on the Adjusted Services Payment Statement to the extent such disputed amounts affect the calculation of the Adjusted Services Payment; provided, however, that the Service Provider shall have notified Galileo in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 15 business days of Galileo's delivery of the Adjusted Services Payment Statement to the Service Provider. Galileo and the Service Provider shall attempt in good faith to resolve the matter in dispute. If Galileo and the Service Provider, notwithstanding such good faith effort, shall have failed to resolve the matter or matters in dispute within 15
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         business days after receipt by Galileo of the Service Provider's written notice of dispute, Galileo and the Service Provider shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to, and independent of, Galileo and the Service Provider (such accounting firm being referred to herein as the "Independent Accounting Firm "), which shall, within 45 business days after such submission, determine and report to Galileo and the Service Provider upon such remaining disputed items, and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be allocated among Galileo and the Service Provider in the same proportion that the aggregate amount of such disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by Galileo, on the one hand, or the Service Provider, on the other hand (as finally determined by the Independent Accounting Firm), bears to the total amount of disputed items so submitted.

                 (iii) In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of an arbitrator.

                 (d) Cooperation. For purposes of complying with the terms set forth herein, each party shall within the limits of possible obligations to maintain secrecy according to the requirements of applicable corporate or other law (i) co-operate with and promptly make available to the other party and their respective auditors and representatives, all information, records, data, auditors' working papers, and access to its personnel, (ii) permit access to its facilities and (iii) permit the other party and its auditors and representatives to make copies of all information, records, data and auditor's working papers, in each case as may be reasonably required in connection with the analysis of the Adjusted Services Payment Statement, the calculation of the Adjusted Services Payment and the resolution of any dispute(s) thereunder.

                 (e) Adjusted Services Payment. Within 5 business days of the earliest of (i) the date that is 15 business days after the delivery of the Adjusted Services Payment Statement pursuant to the provisions set forth in
Section 3.06(b) hereof if such Adjusted Services Payment Statement is not disputed by the Service Provider, (ii) the resolution of all disagreements with respect to the Adjusted Services Payment Statement directly by Galileo and the Service Provider and (iii) the issuance of the report of the Independent Accounting Firm, Galileo shall pay to the Service Provider in immediately available funds to an account designated in writing by the Service Provider not later than two business days prior to the date of such payment the Adjusted Services Payment, if any. For purposes of such payment, the Adjusted Services Payment shall be recalculated to give effect to the Cost of Carry Factor for
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the period between the delivery of the Adjusted Services Payment Statement and the actual date of payment.

                 SECTION 3.07. Change in Galileo Pricing Methodology. In the event that, between the date hereof and the fifth anniversary hereof, there is a fundamental change in Galileo's pricing methodology such that the provisions of this Article III cannot be implemented in the manner currently intended by the parties hereto, they shall negotiate in good faith with a view to amending the provisions of this Article III in order to reflect such fundamental change. In the absence of any agreement among the parties with regard to such amendments, the provisions of this Article III shall be applied in a manner designed to effectuate, to the greatest possible extent, the parties' original intentions.


                                   ARTICLE IV

                                 MISCELLANEOUS

                 SECTION 4.01. Representations and Warranties. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

                 SECTION 4.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02):

(i)      if to Galileo:

         Galileo International, L.L.C.
         9700 West Higgins Road
         Rosemont, Illinois  60018, USA
         Facsimile:  (847) 518-4915
         Attention:   General Counsel
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                 with a copy to:

                 Shearman & Sterling
                 599 Lexington Avenue
                 New York, New York  10022
                 Facsimile:  (212) 848-7179
                 Attention:  Clare O'Brien, Esq.

         (ii)    if to Service Provider:

                 Swissair Swiss Air Transport Ltd.
                 CH-8058
                 Zurich Airport
                 Switzerland
                 Facsimile: 41-1-812-9178
                 Attention:  Corporate Finance, DF

                 SECTION 4.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                 SECTION 4.04. Term of Agreement. The provisions of this Agreement (other than Articles I and IV) shall terminate and be of no further force and effect, automatically and without any required actions of the parties hereto, on the fifth anniversary of the date hereof; provided, however, that
(i) the provisions of Article III shall terminate on the date that all payments to be made thereunder are made (or the date on which the parties agree that no such payment is required to be made), and (ii) the parties may extend the provisions of any other provision of this Agreement beyond the fifth anniversary hereof pursuant to an instrument in writing signed by all of the parties hereto.

                 SECTION 4.05. Default; Cure Period; Remedies. (a) Upon a breach of any of the covenants set forth in this Agreement by the Service Provider, the
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Service Provider shall use its reasonable efforts to cure such breach within 30 days of receipt of written notice of such breach from Galileo.

                 (b) Upon a breach of any of the covenants set forth in this Agreement by Galileo, Galileo shall use its reasonable efforts to cure such breach within 30 days of receipt of written notice of such breach from the Service Provider.

                 (c) Galileo acknowledges that its sole and exclusive remedy for the breach by the Service Provider of its obligations pursuant to
Article II (other than a breach resulting from the wilful misconduct or gross negligence of the Service Provider) shall be specific performance.

                 SECTION 4.06. Confidentiality. Each of the parties hereto shall keep confidential any information with respect to any of the parties hereto provided in connection with this Agreement that is not otherwise generally available to the public, except as may be required by applicable law.

                 SECTION 4.07. Entire Agreement; Assignment. This Agreement (including the Exhibits, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

                 SECTION 4.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                 SECTION 4.09. Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                 SECTION 4.10. Arbitration. (a) Subject to Section 4.10(b), any dispute arising between the parties hereto involving the subject matters covered by this Agreement shall be submitted to arbitration under this Section
4.10. Any party asserting a breach of this Agreement by the other party shall notify the other party of such alleged breach (a "Dispute Notice") and the parties shall attempt to resolve such dispute amicably and if they shall fail to resolve it within thirty (30) days of the date
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of the Dispute Notice, either party may notify the other party that it wishes to commence an arbitration proceeding under this Section 4.10 (an "Arbitration Request"). In any arbitration proceeding the party commencing the arbitration (the "Petitioner") shall include in the Arbitration Request (a) a statement of the facts constituting the alleged breach or dispute, (b) a written statement of position ("Statement") regarding the dispute and (c) the name of an elector designated by it. The Statement shall state the facts and arguments in support of the position taken by the party submitting such Statement and shall detail that party's proposed solution and relief sought (if any). Copies of any Arbitration Request shall be furnished at the same time to the other party hereto. The party with whom the Petitioner has its dispute (the "Respondent") shall within five (5) Business Days after the date of the Arbitration Request designate a second elector by notice to the Petitioner (copies of which shall be furnished to the other party), but if it shall fail to do so within such period the Petitioner may designate an elector on Respondent's behalf. The electors chosen by the Petitioner and the Respondent shall attempt to agree upon an arbitrator (the "Arbitrator"), but if they are unable to do so within twenty (20) Business Days after the designation of the second elector, then either elector thereafter may apply to the American Arbitration Association (the "Association") for the selection of the Arbitrator in accordance with the Commercial Arbitration Rules of such Association. The Arbitrator so selected shall have full power to decide any dispute referred to in this Section 4.10. The arbitration proceedings shall be conducted in the English language, and the place of arbitration and the making of the Award (as defined below) shall be the City of New York. The UNCITRAL rules of commercial arbitration shall apply to any arbitration commenced pursuant to this Section 4.10, as modified by the following procedure:

                 (i) Within five (5) Business Days of the selection of the Arbitrator (the "Commencement Date"), the Respondent shall deliver its Statement regarding the dispute to the Arbitrator and to the Petitioner.

                 (ii) Within fifteen (15) Business Days from the Commencement Date, each of the Petitioner and Respondent shall deliver to the Arbitrator and to the other party, a response (" Response") to the other party's Statement setting forth opposing facts and arguments and limited in length to ten (10) typed, single spaced pages (excluding any evidentiary exhibits included therein).

                 (iii) Within twenty (20) Business Days from the Commencement Date, each of the Petitioner and the Respondent may deliver to the Arbitrator and to the other party, a reply to the Response limited to setting forth facts and arguments in rebuttal to the Statement and Response of the other party and limited in length to five (5) typed, single spaced pages (excluding any evidentiary exhibits included therein).

                 (iv) Within twenty-five (25) Business Days from the Commencement Date, each of the Petitioner and Respondent shall present an oral summation of its position to the Arbitrator in the presence of the other party in accordance with such rules of procedure including, without limitation, length of presentation and right of cross-examination, as the Arbitrator shall determine in writing and deliver to the parties not less than three (3) Business Days prior to such hearing; provided, however, that such hearing shall not exceed eight (8) hours in total and may not be adjourned except for extraordinary circumstances beyond the control of the parties.

                 (v) The Arbitrator shall either issue his decision and award ("Award") or request a further meeting of the parties within fifteen (15) days of the hearing.

                 (vi) Any such further meeting of the parties shall take place within five (5) Business Days of the request therefor and shall be conducted as determined by the Arbitrator. The Arbitrator shall issue his Award no later than fifteen (15) days after any such further meeting of the parties.

                 (vii) The Award shall be in writing and shall be limited to a decision either completely in favor of Petitioner's request for relief or completely in favor of Respondent's request for relief. The Award shall be final and binding upon the parties hereto and judgment may be entered thereon in any court of competent jurisdiction and the costs and expenses of such arbitration (and of enforcing any Award), including attorneys' fees, shall be borne by the party losing such arbitration.

                 (viii) In the event that the Arbitrator fails to render his Award within the time limits contained in Sections 4.10(a)(v) or (vi), the Arbitrator shall, nonetheless, retain jurisdiction over the dispute for a reasonable period of time.

                 (b) This Section 4.10 shall in no way affect the right of any party to seek such interim relief, and only such relief, as may be required to maintain the status quo in aid of the arbitration in any court of competent jurisdiction.

                 SECTION 4.11. Value Added Tax. To the extent any payments to be made by Galileo to the Service Provider hereunder are subject to value added tax

("VAT"), (i) such payments shall be deemed to be inclusive of the applicable VAT, and (ii) Galileo shall use its reasonable efforts to obtain a refund of such VAT in accordance with applicable law and hereby assigns its right to any such refund to the Service Provider.

                 SECTION 4.12. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 4.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                         GALILEO INTERNATIONAL, L.L.C.


                         By:     /s/ Babetta R. Gray
                            ---------------------------------
                         Name:   Babetta R. Gray
                         Title:  Senior Vice President,
                                 Legal and General Counsel


                         SWISSAIR SWISS AIR TRANSPORT LTD.


                         By:     /s/ Philippe Bruggisser
                            ---------------------------------
                         Name:   Philippe Bruggisser
                         Title:  President and CEO

                                                                       EXHIBIT 1


                                             Weighting Factors
                                             -----------------

                  Post-Closing Year                                        Weighting
                  -----------------                                        ---------
                        1                                                     24%
                        2                                                     22%
                        3                                                     20%
                        4                                                     18%
                        5                                                     16%